UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

January, 2018

Commission File Number: 001-35658

BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

(Exact Name of Registrant as Specified in Its Charter)

Avenida Prolongación Paseo de la Reforma 500

Colonia Lomas de Santa Fe

Delegación Álvaro Obregón

01219, Ciudad de México

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F	X	Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Yes	No	X

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes	No	X

EXPLANATORY NOTE

This Form 6-K is furnished by Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (“Banco Santander Mexico”) to the U.S. Securities and Exchange Commission (the “SEC”) as notice that Banco Santander Mexico is the successor issuer to Grupo Financiero Santander México, S.A.B. de C.V. (“Grupo Financiero Santander Mexico”) under Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the American Depositary Shares, each representing five Series B shares, par value Ps.3.78078296, of Banco Santander Mexico, are deemed registered under Section 12(b) of the Exchange Act.

On January 29, 2018, Grupo Financiero Santander Mexico merged with and into Banco Santander Mexico, pursuant to the terms of the merger agreement dated as of December 8, 2017, between Banco Santander Mexico and Grupo Financiero Santander Mexico (the “Merger”). Following the Merger, the separate corporate existence of Grupo Financiero Santander Mexico ceased, and Banco Santander Mexico continued as the surviving company. As a result, future filings with the SEC will be made by Banco Santander Mexico (and no longer by Grupo Financiero Santander Mexico).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

By:	/s/ Hector Chávez Lopez
	Name:	Hector Chávez Lopez
	Title:	Executive Director of Investor Relations

Date: January 29, 2018